Exhibit 10.1

EXECUTION VERSION

NOTES SECURITY AGREEMENT

dated as of  November 30, 2022

among

UNITED RENTALS, INC.,

UNITED RENTALS (NORTH AMERICA), INC.

and certain of their Subsidiaries,
as the Grantors,

and

TRUIST BANK,
as Trustee and Notes Collateral Agent

Table of Contents

SECTION 22.	Intercreditor Relations	29

SECTION 23.	Miscellaneous	30

SECTION 24.	Termination of this Agreement; Releases	32

Schedules

Schedule I		Pledged Equity and Pledged Debt

Schedule II	-	Jurisdictions of Organization

Schedule III	-	Patents, Trademarks and Copyrights

Exhibits

Exhibit A	-	Security Agreement Supplement

ii

NOTES SECURITY AGREEMENT

This Notes Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of November 30, 2022, among UNITED RENTALS, INC., a Delaware corporation (“Holdings”), UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Company”), the other Persons listed on the signature pages hereof as Grantors (together with Holdings, the Company and each Additional Grantor (the “Grantors”), and TRUIST BANK, as trustee under the Indenture (as defined below) (in such capacity, together with any successor trustee, the “Trustee”), and TRUIST BANK, as collateral agent for the Notes Secured Parties (as defined in the Indenture) (in such capacity, together with any successor collateral agent, the “Notes Collateral Agent”.

W I T N E S S E T H :

WHEREAS, Holdings, the Company, the other Guarantors, the Trustee and the Notes Collateral Agent are party to an indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”) governing the terms of the Company’s 6.000% Senior Secured Notes due 2029 (the “2029 Secured Notes”);

WHEREAS, the 2029 Secured Notes were offered and sold in a private offering exempt from registration under the U.S. Securities Act of 1933 pursuant to the terms of that certain Purchase Agreement, dated as of November 15, 2022 (the “Purchase Agreement”), among the Grantors and BofA Securities, Inc., as representative of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”);

WHEREAS, it is a condition precedent to the several obligations of the Initial Purchasers to purchase the 2029 Secured Notes that each Grantor grant to the Notes Collateral Agent, for the benefit of the Notes Secured Parties, a security interest in and lien upon all of the Collateral (as defined below) of such Grantor to secure such Grantor’s Secured Obligations (as defined below);

WHEREAS, each Grantor is the owner of the shares of stock or other equity interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein;

WHEREAS, the relative rights and remedies of the First Lien Secured Parties in respect of the Collateral are governed by the Pari Passu Intercreditor Agreement and the relative rights, remedies and priorities of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties (as defined in the 1L/2L Intercreditor Agreement), on the other hand, are governed by the 1L/2L Intercreditor Agreement (together with the Pari Passu Intercreditor Agreement and any Acceptable Intercreditor Agreement, the “Applicable Intercreditor Agreements”);

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Defined Terms(a).

(a)           As used in this Agreement, the following terms shall have the meanings specified below:

(i)            “Account Debtor” shall mean each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

(ii)           “Accounts” shall mean, with respect to each Grantor, all of such Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, and Leases, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, all Progress Billings, and all rentals, lease payments and other monies due and to become due under any Lease.

(iii)          “Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, twenty-five percent (25%) or more of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

(iv)          “Chattel Paper” shall mean all of each Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

(v)           “Discharge of the Indenture Obligations” shall mean the payment in full in cash or immediately available funds (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made) of all Indenture Obligations then outstanding, if any.

(vi)          “Documents” shall mean all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Grantor.

(vii)         “Domestic Subsidiary” shall mean any Subsidiary of the Company other than a Foreign Subsidiary.

(viii)        “Equipment” shall mean all of each Grantor’s now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Grantor’s, and all of each Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

(ix)           “General Intangibles” shall mean all of each Grantor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Grantor of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Grantor in connection with the termination of any Plan (as defined in the ABL Credit Agreement) or other employee benefit plan or any rights thereto and any other amounts payable to any Grantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

(x)           “Goods” shall mean all “goods” as defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, and manufactured homes.

(xi)           “Governmental Authority” shall mean any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(xii)          “Intellectual Property Security Agreement” shall mean the Intellectual Property Security Agreement dated as of November 30, 2022, among the Grantors for the benefit of the Notes Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

(xiii)          “Inventory” shall mean all of each Grantor’s now owned or hereafter acquired Rental Equipment, Merchandise and Consumables Inventory and other inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

(xiv)         “Investment Property” shall mean all of each Grantor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Grantor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

(xv)         “Leases” shall mean the written agreements between a Grantor and an Account Debtor entered into in the ordinary course of business of such Grantor for rental or lease of Rental Equipment by such Grantor to such Account Debtor, including all schedules and supplements thereto.

(xvi)         “Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not a Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

(xvii)       “Like-Kind Exchange” shall mean a substantially contemporaneous exchange or swap, including transactions covered by Section 1031 of the Internal Revenue Code of 1986, as amended, of property or assets (“Relinquished Property”) for property or assets with comparable or greater fair market value or usefulness to the business of the Company and its Domestic Subsidiaries; provided that (a) the disposition of the Relinquished Property is permitted under the terms of the ABL Credit Agreement, (b) the transaction is entered into in the normal course of business, (c) the applicable “exchange agreement” reflects arm’s-length terms with a Qualified Intermediary who is not an Affiliate of Holdings and otherwise contains customary terms and (d) all net proceeds thereof are deposited in one or more Like-Kind Exchange Accounts.

(xviii)      “Like-Kind Exchange Account” shall mean any account established jointly with a Qualified Intermediary pursuant to and solely for the purposes of facilitating any Like-Kind Exchange, the amounts on deposit in which shall be limited to proceeds realized from the disposition of Relinquished Property in connection with a Like-Kind Exchange.

(xix)         “Material Account” shall mean any bank account, securities account or commodities account of any Grantor, including in any case any account into which proceeds from any Securitization Transaction (including, but not limited to, the Existing Securitization Facility) are deposited, but excluding (a) any “Controlled Account” under and as defined in the documents evidencing the Existing Securitization Facility and any similar account under any Securitization Transaction, (b) any Like-Kind Exchange Account, (c) any account which is exclusively used for disbursement purposes (including payroll accounts) and (d) other accounts to the extent the aggregate amount of funds on deposit therein does not exceed $25,000,000.

(xx)          “Merchandise and Consumables Inventory” shall mean Inventory owned by the Company, a Guarantor or any of their Subsidiaries, other than Rental Equipment held for sale or rental, including, without limitation, parts for Rental Equipment, parts to be sold, parts to be installed on Rental Equipment (which parts are not then incorporated or installed in or on, or affixed or appurtenant to, any such Rental Equipment), and Inventory for the contractors supply business of the Grantors.

(xxi)         “Payment Account” shall mean each bank account to which the proceeds of Collateral are deposited or credited, and which is maintained in the name of the Applicable Agent, on terms reasonably acceptable to the Applicable Agent.

(xxii)        “Progress Billing” shall mean any invoice for goods sold or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon any Grantor’s or any Subsidiary of a Grantor’s completion of any further performance under the contract or agreement; provided that in no event will any invoice for rent under a Lease be considered a Progress Billing.

(xxiii)       “Proprietary Rights” shall mean all of each Grantor’s now owned or hereafter arising or acquired patents, patent rights, industrial designs, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade dress, designs and patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

(xxiv)       “Qualified Intermediary” shall mean any Person acting in its capacity as a qualified intermediary to facilitate any Like-Kind Exchange or operate and/or own a Like-Kind Exchange Account.

(xxv)        “Real Estate” shall mean all of each Grantor’s now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of each Grantor’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

(xxvi)       “Rental Equipment” shall mean tangible personal property which is offered for sale or rent (or offered for sale as used equipment) by an Grantor in the ordinary course of its business or used in the business of the Grantors and their Subsidiaries and included in fixed assets in the consolidated accounts of Holdings, including Inventory that Holdings currently describes as “rental equipment” in such consolidated accounts, but excluding any Merchandise and Consumables Inventory.

(xxvii)      “Requirements of Law” shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(xxviii)     “Security Documents” shall mean the security agreements, collateral assignments, agency agreements and related agreements, instruments and documents executed and delivered pursuant to the Indenture, the other Indenture Documents or any of the foregoing (including, without limitation, financing statements under the UCC of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the Notes Secured Parties or notice of such pledge, assignment or grant is given.

(xxix)       “Software” shall mean all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(xxx)        “Subsidiary” of a Person shall mean any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

(xxxi)       “Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including interest, penalties and additions to tax) with respect thereto, in each case in the nature of a tax, imposed by any Governmental Authority.

(xxxii)      “Titled Goods” shall mean vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.

(b)           All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction (the “UCC”) to the extent the same are used or defined therein. All references to any asset described in the definition of the term “Collateral”, or to any proceeds thereof, shall be deemed to be references thereto except to the extent such asset is an Excluded Asset.

SECTION 2.           Grant of Lien. As security for the due and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) by each Grantor of all of its present and future Indenture Obligations (such Indenture Obligations, as to any Grantor, being the “Secured Obligations” of such Grantor), each Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the ratable benefit of the Notes Secured Parties, a security interest (the “Security Interest”) in and continuing lien on all of such Grantor’s right, title and interest in or to any and all of the following properties and assets of such Grantor and all powers and rights of such Grantor in all of the following (including the power to transfer rights in the following), whether now owned or existing or at any time hereafter acquired or arising, regardless of where located (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Inventory, including all Rental Equipment;

(iii)          all leases of Inventory, Equipment and other Goods (whether or not in the form of a lease agreement), including all Leases;

(iv)          all documentation evidencing rights in any Inventory or Equipment, including all certificates, certificates of title, manufacturer’s statements of origin, and other collateral instruments;

(v)           all contract rights, including contract rights in respect of any Like-Kind Exchange;

(vi)          all Chattel Paper;

(vii)         all Documents;

(viii)        all Instruments;

(ix)           all Supporting Obligations and Letter-of-Credit Rights;

(x)            all General Intangibles (including Payment Intangibles and Software);

(xi)           all Goods;

(xii)          all Equipment;

(xiii)         all Investment Property, including the following (the “Security Collateral”):

(A)          the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(B)           all additional shares of stock and other equity interests of or in any issuer of the Initial Pledged Equity, any successor entity or any other entity from time to time organized, created or acquired by such Grantor in any manner (such equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(C)           the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt; and

(D)          all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(xiv)        all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by the Notes Collateral Agent, any other First Lien Agent, any Lender (as defined in the ABL Credit Agreement), any Lender (as defined in the Term Credit Agreement) or any Second Lien Agent, or any of their respective Affiliates;

(xv)         all of such Grantor’s Material Accounts, credits and balances with and other claims against the Notes Collateral Agent, any other First Lien Agent, any Lender (as defined in the ABL Credit Agreement), any Lender (as defined in the Term Credit Agreement) or any Second Lien Agent or any of their respective Affiliates or any other financial institution with which such Grantor maintains deposits, including all Payment Accounts;

(xvi)        all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property; and

(xvii)       all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties and condemnation or requisition payments with respect to all or any of the foregoing;

provided, however, the “Collateral” shall not include the following (collectively, the “Excluded Assets”):

(a)           any rights, titles or interests of a Grantor in any instrument, permit, General Intangible, Lease, license or agreement to which such Grantor is a party (other than any of the foregoing with or by any other Grantor or any Subsidiary or other controlled Affiliate of a Grantor) or any of its right, title or interest thereunder to the extent, but only to the extent, that a grant of a security interest therein to the Notes Collateral Agent would, under the terms of such instrument, permit, General Intangible, Lease, license or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent (which has not been obtained or waived) of any other party under, such instrument, permit, General Intangible, Lease, license or agreement; provided that the foregoing exclusion shall not be construed to apply to the extent any such term is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law so that no breach, default, abandonment, invalidity or unenforceability would occur;

(b)           any asset to the extent the granting of a security interest therein to the Notes Collateral Agent is prohibited by applicable law or would require the consent, approval, license or authorization of any Governmental Authority or, except with respect to any Rental Equipment, Merchandise and Consumables Inventory, any proceeds of any of the foregoing, any Material Accounts into which any such proceeds are deposited, or any books or records related to any of the foregoing, other third party (except a Grantor or any Subsidiary or other controlled Affiliate of a Grantor) that has not been obtained or waived; provided that the foregoing exclusion shall not be construed to apply to the extent any such prohibition or requirement for consent, approval, license or authorization is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law;

(c)           any of the outstanding voting equity or other voting ownership interests of a Foreign Subsidiary or Foreign Subsidiary Holding Company in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Subsidiary or Foreign Subsidiary Holding Company entitled to vote;

(d)           any “intent-to-use” United States of America based trademark or service mark application until such time that a statement of use has been filed with the United States Patent and Trademark Office (the “USPTO”) for such application, unless the grant of a security interest therein would not render such “intent-to-use” based trademark or service mark application invalid or subject to cancellation;

(e)           any property that is subject to a Lien securing purchase money obligations, Capitalized Lease Obligations or sale/leaseback Indebtedness permitted under the Indenture and Additional First Lien Agreements (if any) pursuant to documents that prohibit such Grantor from granting any other Liens in such property, and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under Requirements of Law such prohibition cannot be waived, and only for so long as such Indebtedness remains outstanding;

(f)            (i) any assets subject to a Securitization Transaction or (ii) Accounts, Leases, contractual rights or any other assets subject to any Like-Kind Exchange;

(g)           (i) the equity interests, and any certificates or instruments in respect thereof, in any unlimited liability company organized under the laws of Nova Scotia, (ii) equity interests in Immaterial Subsidiaries (as defined in the ABL Credit Agreement) and (iii) equity interests in Unrestricted Subsidiaries; provided that for each of clauses (ii)-(iii), such equity interests will only be Excluded Assets to the extent such equity interests do not constitute “Collateral” (or words of like import) securing Indebtedness or other obligations in respect of the ABL Credit Agreement, the Term Credit Agreement or any other Indebtedness incurred under Section 8.1(c) of the ABL Credit Agreement and are not otherwise subject to any Liens incurred under Section 8.2(c) of the ABL Credit Agreement; provided further, that if such equity interests cease to constitute “Collateral” (or words of like import) in respect of the Term Credit Agreement or any other Indebtedness incurred under Section 8.1(c) of the ABL Credit Agreement automatically upon their ceasing to constitute Collateral under the ABL Credit Agreement, then those such equity interests would still constitute Excluded Assets;

(h)           the equity interests, and any certificates or instruments in respect thereof, in any joint venture or non-wholly owned Subsidiary, the governing agreements of which prohibit the pledge or other granting of security over equity interests in such Subsidiary and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under Requirements of Law such prohibition cannot be waived;

(i)            any real property or any fee interest or leasehold interest in real property, including fixtures affixed or attached thereto;

(j)            any Titled Goods (other than Merchandise and Consumables Inventory and Rental Equipment);

(k)           any Letter-of-Credit Rights not constituting Supporting Obligations in respect of any Collateral to the extent any of the Grantors is required by applicable law or contract to apply the proceeds of a drawing of such letter of credit for a specified purpose (other than a payment to a Grantor);

(l)            any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property in each case governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof;

(m)          any asset not required to be pledged as security for the other First Lien Obligations;

(n)           any assets with respect to which the Credit Agreement Agent and the Company have reasonably agreed that the cost, tax consequences or any legal or regulatory consequences of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Notes Secured Parties of the security to be afforded thereby; provided that the Company has notified the Notes Collateral Agent in writing of such agreement; and

(o)           the equity interests of any Subsidiary solely to the extent that the pledge of such equity interests pursuant to the Notes Collateral Documents would require Holdings to file separate consolidated financial statements for such Subsidiary with the Commission (or other applicable Governmental Authority) pursuant to applicable securities laws.

Subject to any limitations set forth herein, all of the Secured Obligations of any Grantor shall be secured by all of the Collateral of such Grantor and any other property of such Grantor that secures any of the Secured Obligations.

SECTION 3.           Perfection and Protection of Security Interest. (a) Except as explicitly set forth herein or in the Indenture and subject to any Applicable Intercreditor Agreement, each Grantor shall, at its expense, perform all steps reasonably requested in writing by the Notes Collateral Agent to perfect, maintain or protect the Notes Collateral Agent’s Liens, including (subject in each case to any Applicable Intercreditor Agreement): (i) executing filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s); (ii) executing and delivering customary filings in (A) the USPTO with respect to any Collateral constituting U.S. issued patents and registered trademarks and any applications therefor and (B) the United States Copyright Office of the Library of Congress (the “USCO”) with respect to copyright registrations; (iii) causing certificates of title to be issued for all Titled Goods, the Notes Collateral Agent’s Lien to be noted thereon in each case in accordance with the provisions of the Indenture and the other Indenture Documents to which such Grantor is a party; (iv) subject to any Applicable Intercreditor Agreement, when an Event of Default pursuant to Sections 5.01(1), (2), (7), (8) and (9) of the Indenture has occurred and is continuing, at the reasonable request of the Notes Collateral Agent, transferring Inventory to warehouses or other locations designated by the Notes Collateral Agent; (v) when an Event of Default has occurred and is continuing, placing notations on such Grantor’s books of account to disclose the Notes Collateral Agent’s Liens; (vi) taking such other steps reasonably requested by the Notes Collateral Agent to maintain and protect the Notes Collateral Agent’s Liens in the Collateral; and (vii) in the case of the Security Collateral, (A) if any Pledged Debt shall be evidenced by a promissory note or other instrument with an individual amount in excess of $50,000,000 (or such other amount as may be specified in the Credit Documents with respect to the ABL Obligations (as defined in any Applicable Intercreditor Agreement) (the “ABL Documents”)) from time to time), deliver and pledge to the Applicable Collateral Agent (as defined in any Applicable Intercreditor Agreement (the “Applicable Agent”)) such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Notes Collateral Agent (provided that such documents shall be deemed to be in form and substance reasonably satisfactory to the Notes Collateral Agent if such documents are in form and substance reasonably satisfactory to the Applicable Agent) and (B) deliver and pledge to the Applicable Agent (in the case of the Notes Collateral Agent for the benefit of the Notes Secured Parties), certificates representing Pledged Equity that constitutes certificated securities, accompanied by undated stock powers executed in blank; provided that notwithstanding any other provision of this Agreement, none of the Grantors will be required to (I) take any action in any jurisdiction other than the United States of America (including any state thereof), or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to either create any security interests (or other Liens) in assets located or titled outside of the United States of America (including any state thereof) or to perfect any security interests (or other Liens) in any non-U.S. Collateral, (II) deliver landlord lien waivers, estoppels or collateral access letters, (III) file any fixture filing with respect to any security interest in fixtures affixed to or attached to any real property or (IV) take any action to perfect any Liens in any intellectual property created, registered or applied-for in any jurisdiction other than the United States of America; provided, further, that for so long as the Notes Collateral Agent is not the Applicable Agent, the Grantors shall only be required to take the actions enumerated in clauses (i), (ii), (iii), and (v) above, and shall only be required to take actions referred to in clause (vi) if they have been reasonably requested by the Applicable Agent pursuant to the ABL Documents.

(b)           Subject to any Applicable Intercreditor Agreement, unless the Notes Collateral Agent (or the Applicable Agent) shall otherwise consent in writing (which consent may be revoked at any time and from time to time), each Grantor shall deliver to the Applicable Agent all the Collateral consisting of negotiable Documents, Chattel Paper and Instruments (other than checks received and processed in the ordinary course), in each case, with an individual value in excess of $50,000,000 (or such other amount as may be specified in the ABL Documents from time to time), promptly after such Grantor receives the same, but if any Event of Default has occurred and is continuing, each Grantor agrees to deliver to the Applicable Agent all such Collateral (regardless of value) upon the Applicable Agent’s request.

(c)           Upon obtaining an interest therein (subject to the time period specified in Section 7.17(a) of the ABL Credit Agreement or any comparable provision of any other First Lien Document with respect to entry into control or blocked account agreements, as such time period may be extended pursuant to the applicable First Lien Documents), unless waived by the Notes Collateral Agent (or the Applicable Agent) in writing (which waiver may be revoked at any time and from time to time), each Grantor, subject to any Applicable Intercreditor Agreement, and only to the extent control or blocked account agreements are required to be obtained pursuant to the terms of the ABL Credit Agreement or such other First Lien Document, as applicable, shall obtain such control or blocked account agreements in form and substance reasonably satisfactory to the Notes Collateral Agent (provided that such control or blocked account agreements shall be deemed to be in form and substance reasonably satisfactory to the Notes Collateral Agent if such control or blocked account agreements are (x) substantially consistent with any control or blocked account agreements in effect as of the date of this Agreement, or (y) in form and substance reasonably satisfactory to the Applicable Agent), executed and delivered by (i) each securities intermediary and commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor, except for securities and commodities accounts of the Grantors that are not Material Accounts, and (ii) each depository bank at which such Grantor maintains a Material Account; provided, that the Company shall have sixty (60) days after the date of this Agreement to add the Notes Collateral Agent as a party to any existing control or blocked account agreements. If control or blocked account agreements are no longer required to be obtained pursuant to the terms of the ABL Credit Agreement, or the other First Lien Documents, as applicable, the Grantors shall have no obligation to maintain such agreements pursuant to this Agreement and the Notes Collateral Agent shall sign and deliver to each Grantor all terminations or other documents reasonably necessary or desirable to reflect the termination of all then existing control or blocked account agreements.

(d)           If any Grantor is or becomes the beneficiary of a letter of credit with an individual face amount in excess of $50,000,000 (or such other amount as may be specified in the ABL Documents from time to time), other than a letter of credit not constituting Supporting Obligations in respect of any Collateral pursuant to which such Grantor is required by applicable law or contract to apply the proceeds of a drawing of such letter of credit for a specified purpose (other than a payment to a Grantor), such Grantor shall promptly notify the Notes Collateral Agent thereof and, subject to any Applicable Intercreditor Agreement unless otherwise consented by the Notes Collateral Agent (or the Applicable Agent), use its commercially reasonable efforts to enter into a tri-party agreement with the Notes Collateral Agent and the issuer and/or confirming bank with respect to Letter-of-Credit Rights, whereby such Grantor assigns such Letter-of-Credit Rights to the Notes Collateral Agent and directs all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Notes Collateral Agent (provided that such agreement shall be deemed to be in form and substance reasonably satisfactory to the Notes Collateral Agent if such agreement is in form and substance reasonably satisfactory to the Applicable Agent).

(e)           Subject to any Applicable Intercreditor Agreement, each Grantor shall take all commercially reasonable steps necessary to grant the Applicable Agent control of all electronic chattel paper in accordance with the UCC or other applicable law and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(f)            Each Grantor hereby irrevocably authorizes the Notes Collateral Agent at any time and from time to time to file any UCC financing statements or amendments thereto in the applicable office of the secretary of state (or similar central filing office) in the United States that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York or such jurisdiction for the sufficiency or filing office acceptance of any UCC financing statement or amendment, including where applicable whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Notes Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Notes Collateral Agent to have filed in the applicable office of the secretary of state (or similar central filing office) in the United States any like UCC financing statements or amendments thereto if filed prior to the date hereof.

(g)           Each Grantor shall promptly notify the Notes Collateral Agent of any commercial tort claim (as defined in the UCC) with a value estimated in good faith by the Company to be in excess of $50,000,000 (or such other amount as may be specified in the ABL Documents from time to time), initiated or acquired by it and unless otherwise consented by the Notes Collateral Agent (or the Applicable Agent), such Grantor shall enter into a supplement to this Agreement, granting to the Notes Collateral Agent a Lien in such commercial tort claim.

(h)           Until Discharge of the Indenture Obligations, the Notes Collateral Agent’s Liens shall continue in full force and effect in all the Collateral, provided that, subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent agrees to release its Lien in any Collateral that is sold or disposed of by a Grantor as permitted pursuant to the Indenture subject to the satisfaction of any conditions to release (if any) set forth in the Indenture, including the continuance of the Notes Collateral Agent’s Lien in any proceeds of such released Collateral.

(i)            Each Grantor will give prompt written notice to the Notes Collateral Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event, within 30 days (or such longer period as may be permitted under the ABL Documents from time to time) of such change); provided that, promptly after receiving a written request therefor from the Notes Collateral Agent, such Grantor shall deliver to the Notes Collateral Agent all additional financing statements and other documents reasonably necessary or desirable to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Notes Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the Notes Collateral Agent shall either promptly file such additional financing statements or approve the filing of such additional financing statements by such Grantor. Upon any such approval such Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the Notes Collateral Agent.

(j)            No Grantor shall enter into any contract or agreement that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Leases, Instruments or Payment Intangibles or the proceeds of the foregoing to the Notes Collateral Agent, except for any agreement permitted pursuant to Section 8.8 of the ABL Credit Agreement.

(k)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Notes Collateral Agent without the prior written consent of the Notes Collateral Agent and agrees that it will not do so without the prior written consent of the Notes Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC and to Section 23(f) hereof.

(l)            Subject to any Applicable Intercreditor Agreement, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor shall, upon the written request of the Applicable Agent, to the extent the issuer thereof is a controlled Affiliate of the Grantor, or otherwise use its commercially reasonable efforts to, cause the issuer thereof either (i) to register the Applicable Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Applicable Agent that such issuer will comply with instructions with respect to such security originated by the Applicable Agent in accordance with this Agreement and the Indenture without further consent of such Grantor.

(m)          Each Grantor agrees that it will pledge hereunder, promptly following its acquisition thereof, any and all additional Security Collateral (subject to any limitations contained herein with respect thereto) and deliver to the Applicable Agent for the benefit of the Notes Secured Parties, certificates or instruments representing any such Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank.

SECTION 4.           [Reserved].

SECTION 5.           Jurisdiction of Organization. Each Grantor represents and warrants to the Notes Collateral Agent and the other Notes Secured Parties that as of the date hereof: (a) Schedule II hereto identifies (i) such Grantor’s name as of the date hereof as it appears in official filings in the state or other jurisdiction of its incorporation or other organization, (ii) the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), (iii) the organizational identification number issued by such Grantor’s state, province or territory of incorporation or organization or a statement that no such number has been issued, and (iv) the jurisdiction in which such Grantor is incorporated or organized; and (b) such Grantor has only one state, province or territory of incorporation or organization.

SECTION 6.           Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Notes Collateral Agent and the other Notes Secured Parties and agrees with the Notes Collateral Agent and the other Notes Secured Parties that such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens.

SECTION 7.           Access and Examination. Subject to any Applicable Intercreditor Agreement, during the continuance of an Event of Default, the Notes Collateral Agent may, without expense to the Notes Collateral Agent, use such of each Grantor’s respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Notes Collateral Agent’s Liens. Subject to the terms of the Indenture and any Applicable Intercreditor Agreement, following consultation with and notice to the Grantors, or without such notice and consultation during the continuance of an Event of Default, the Notes Collateral Agent shall have the right, in the Notes Collateral Agent’s name or in the name of a nominee of the Notes Collateral Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, Leases, or other Collateral, by mail, telephone, or otherwise.

SECTION 8.           [Reserved].

SECTION 9.           [Reserved].

SECTION 10.         The Notes Collateral Agent.

(a)           Appointment and Authority. Each of the Notes Secured Parties (other than the Notes Collateral Agent) hereby irrevocably appoints Truist Bank (and Truist Bank hereby accepts such appointment) to act on its behalf as the Notes Collateral Agent hereunder and under each of the Security Documents and authorizes the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Notes Collateral Agent by the terms hereof or thereof, together with such actions and powers reasonably incidental thereto, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding the foregoing, beyond the exercise of reasonable care in the custody of Collateral in its possession, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Notes Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith. In this connection, the Notes Collateral Agent and any co-Notes Collateral Agents, sub-Notes Collateral Agents and attorneys-in-fact appointed by the Notes Collateral Agent pursuant to Section 10(e) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Trustee, shall be entitled to the benefits of all provisions of this Section 10 and Article 14 of the Indenture as if set forth in full herein with respect thereto.

(b)           Rights as a Notes Secured Party. The Person serving as the Notes Collateral Agent hereunder shall have the same rights and powers in its capacity as a Notes Secured Party under the Secured Obligations that it holds as any other Notes Secured Party and may exercise the same as though it were not the Notes Collateral Agent and the term “Notes Secured Party” or “Notes Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Notes Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Notes Collateral Agent hereunder and without any duty to account therefor to any other Notes Secured Party.

(c)           Exculpatory Provisions. (I) The Notes Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Notes Collateral Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Notes Collateral Agent is required to exercise as directed in writing by the Trustee; provided that the Notes Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Notes Collateral Agent to liability or that is contrary to any Security Document or applicable law;

(iii)          shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Notes Collateral Agent or any of its Affiliates in any capacity;

(iv)          shall not be liable for any action taken or not taken by it (w) with the consent or at the request of the Trustee, (x) in the absence of its own negligent misconduct, its own negligent failure to act or its own willful misconduct, (y) in reliance on a written opinion from legal counsel acceptable to the Notes Collateral Agent or (z) in reliance on a certificate of an authorized officer of the Company stating that such action is not prohibited by the terms of this Agreement. The Notes Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to the Notes Collateral Agent by the Trustee or the Company. The Notes Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice which is believed by the Notes Collateral Agent to be genuine and to have been signed or sent by the proper Person to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely, and shall be fully protected in so relying, on any such notice so furnished to it; and

(v)           shall not be responsible for or have any duty to ascertain or inquire into (u) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (v) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (w) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (x) the validity, enforceability, effectiveness or genuineness of this Agreement, any Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (y) the value or the sufficiency of any Collateral for the Secured Obligations, or (z) the satisfaction of any condition set forth in any First Lien Document, other than to confirm receipt of items expressly required to be delivered to the Notes Collateral Agent.

(II)           In addition to the above, the Notes Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Notes Collateral Agent hereby disclaims any representation or warranty to the present and future Notes Secured Parties concerning the perfection of the Liens to be granted hereunder or in the value of any of the Collateral.

(III)         Each Notes Secured Party acknowledges that, in addition to acting as the initial Notes Collateral Agent, Truist Bank also serves as Trustee under the Indenture, and each Notes Secured Party hereby waives any right to make any objection or claim against Truist Bank (or any successor Notes Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Notes Collateral Agent also serving as the Trustee to the extent the Notes Collateral Agent acts in accordance with this Agreement.

(d)           Reliance by Notes Collateral Agent. The Notes Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Notes Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Notes Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Notes Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Notes Collateral Agent, it is understood that in all cases the Notes Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders (acting in accordance with the Indenture Documents), as it deems appropriate. This provision is intended solely for the benefit of the Notes Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(e)           Delegation of Duties. The Notes Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-Notes Collateral Agents appointed by the Notes Collateral Agent. The Notes Collateral Agent and any such sub-Notes Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, agents, employees or affiliates. The exculpatory provisions of this Section 10 shall apply to any such sub-Notes Collateral Agent and to the officers, directors, agents, employees and affiliates of the Notes Collateral Agent and any such sub-Notes Collateral Agent.

(f)            Resignation of Notes Collateral Agent. (i) Subject to clause (vii) below, the Notes Collateral Agent may resign its appointment under this Agreement at any time by giving written notice to the Trustee and the Company.

(ii)           A successor Notes Collateral Agent shall be selected (x) by the retiring Notes Collateral Agent nominating one of its Affiliates, following consultation with the Trustee and, so long as no Event of Default has occurred and is continuing, the Company, as successor Notes Collateral Agent in its notice of resignation, (y) if the retiring Notes Collateral Agent makes no such nomination, by the Trustee and, so long as no Event of Default has occurred and is continuing, the Company or (z) if a Notes Collateral Agent is not appointed pursuant to sub clause (x) or (y) above within 30 days after the giving of such notice of resignation, the Notes Collateral Agent may (at the expense of the Grantors), at its option, petition a court of competent jurisdiction for appointment of a successor Notes Collateral Agent, which must be a bank or trust company that has a combined capital and surplus of at least $50,000,000.

(iii)          The appointment of the Notes Collateral Agent may be terminated at any time by the Trustee on at least 30 days’ prior written notice being given to the Notes Collateral Agent and a successor Notes Collateral Agent appointed by the Trustee and, so long as no Event of Default has occurred and is continuing, the Company.

(iv)          If (x) the Notes Collateral Agent shall cease to be a bank or trust company that has a combined capital and surplus of at least $50,000,000 and shall fail to resign after written request therefor by the Company, or (y) the Notes Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Notes Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Notes Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, and, so long as no Event of Default has occurred and is continuing, the appointment of the Notes Collateral Agent may be terminated at any time by the Company on at least 30 days’ prior written notice being given to the Notes Collateral Agent and a successor Notes Collateral Agent appointed by the Trustee and, so long as no Event of Default has occurred and is continuing, the Company.

(v)           The resignation or termination of the retiring Notes Collateral Agent and the appointment of the successor Notes Collateral Agent will become effective only upon the successor Notes Collateral Agent accepting its appointment as Notes Collateral Agent, and upon the execution of all documents necessary to substitute the successor as holder of the security comprised in the Security Documents, if any, at which time, (i) the successor Notes Collateral Agent will become bound by all the obligations of the Notes Collateral Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Notes Collateral Agent under this Agreement, (ii) the agency of the retiring Notes Collateral Agent will terminate (but without prejudice to any liabilities which the retiring Notes Collateral Agent may have incurred prior to the termination of its agency) and (iii) the retiring Notes Collateral Agent will be discharged from any further liability or obligation under or in connection with this Agreement or the other Security Documents.

(vi)          The retiring Notes Collateral Agent will cooperate with the successor Notes Collateral Agent in order to ensure that its functions are transferred to the successor Notes Collateral Agent without disruption to the service provided to the Trustee, the Notes Secured Parties and the Company and will promptly make available to the successor Notes Collateral Agent the documents and records which have been maintained in connection with this Agreement and the other Security Documents in order that the successor Notes Collateral Agent is able to discharge its functions. The retiring Notes Collateral Agent shall have no responsibility or liability for the actions of the successor Notes Collateral Agent.

(vii)         The Notes Collateral Agent may resign its appointment upon appointment of a successor Notes Collateral Agent and such successor Notes Collateral Agent having accepted the role of the Notes Collateral Agent under this Agreement. Any such new appointment and all powers to be granted to the Notes Collateral Agent will be granted pursuant to an accession agreement satisfactory to the Company and the Trustee.

(viii)        The provisions of this Agreement will continue in effect for the benefit of any retiring Notes Collateral Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

(g)           Certain Actions. The Notes Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. In the event that the Notes Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s sole discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Notes Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, either to resign as Notes Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Notes Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Notwithstanding anything to the contrary contained in this Agreement, or any Security Document, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any such remedy or to inspect or conduct any studies of any property or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as the result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from a Person, in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking to be sufficient. In the event there is any bona fide, good faith disagreement between the other parties to the First Lien Documents or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Notes Collateral Agent and the terms of the First Lien Documents or any of the other Security Documents do not unambiguously mandate the action the Notes Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Notes Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

(h)           Non-Reliance on Notes Collateral Agent and Other Notes Secured Parties. Each Notes Secured Party acknowledges that it has, independently and without reliance upon the Notes Collateral Agent, the Trustee or any other Notes Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other applicable Indenture Documents. Each Notes Secured Party also acknowledges that it will, independently and without reliance upon the Notes Collateral Agent, the Trustee or any other Notes Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Indenture Document or any related agreement or any document furnished hereunder or thereunder.

(i)            Collateral and Guaranty Matters. Each of the Notes Secured Parties irrevocably authorizes the Notes Collateral Agent, at its option and in its discretion to release any Lien on any property granted to or held by the Notes Collateral Agent under any Security Document, or any Grantor from its obligations under the Security Documents, in each case, in accordance with Section 24(g).

SECTION 11.         Right to Cure. Subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent may, at no expense to the Notes Collateral Agent, pay any amount or do any act required of any Grantor hereunder or under any other Indenture Document in order to preserve, protect, maintain or enforce the Secured Obligations, any material portion of the Collateral or the Notes Collateral Agent’s Liens therein, and which any Grantor fails to pay or do following notice by the Notes Collateral Agent to Grantors (unless an Event of Default has occurred or is continuing, or unless the Notes Collateral Agent, acting reasonably, believes exigent circumstances may exist, in which events, no such notice shall be required), including payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. Upon the occurrence and during the continuance of an Event of Default: (a) each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Notes Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Notes Collateral Agent’s Lien in the Collateral and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Notes Collateral Agent’s Lien and the filing of any UCC financing statements (including fixture filings) or other documents in connection herewith or therewith, to the extent required hereunder or under the other Indenture Documents; and (b) the Notes Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 10.09 of the Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Indenture Document. Any payment made or other action taken by the Notes Collateral Agent under this Section 11 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

SECTION 12.         Power of Attorney. Each Grantor hereby appoints the Notes Collateral Agent and the Notes Collateral Agent’s designee or bailee as such Grantor’s attorney, subject to any Applicable Intercreditor Agreement, with power exercisable upon the occurrence and during the continuance of an Event of Default: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Notes Collateral Agent’s or any of the other Notes Secured Parties’ possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting the Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c)  to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Notes Collateral Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) in consultation with the Company (such consultation not to be required when an Event of Default pursuant to Sections 5.01(1), (2), (7), (8) and (9) of the Indenture has occurred and is continuing) to send requests for verification of Accounts and Leases (other than Accounts and Leases subject to any Securitization Transactions) to Account Debtors and lessees; (e)  to complete in such Grantor’s name or the Notes Collateral Agent’s name, any order, sale, lease or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f)  to clear Inventory through customs in such Grantor’s name, the Notes Collateral Agent’s name or the name of the Notes Collateral Agent’s designee or bailee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; (g) to the extent that such Grantor’s authorization given in Section 3(f) of this Agreement is not sufficient, to file such UCC financing statements as are required under this Agreement; and (h) to do all things necessary to carry out the Indenture, this Agreement and the other Indenture Documents in accordance with the terms thereof. Each Grantor ratifies and approves all acts of such attorney. This power, being coupled with an interest, is irrevocable until the Discharge of the Indenture Obligations has occurred.

SECTION 13.         The Notes Collateral Agent’s and the Other Notes Secured Parties’ Rights, Duties and Liabilities.

(a)           As between the Grantors and the Notes Secured Parties, each Grantor assumes all responsibility and liability arising from or relating to the use, sale, lease, license or other disposition of the Collateral. None of the Secured Obligations shall be affected by any failure of the Notes Collateral Agent or any of the other Notes Secured Parties to take any steps to perfect the Notes Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Secured Obligations. Subject to any Applicable Intercreditor Agreement, following the occurrence and during the continuation of an Event of Default, the Notes Collateral Agent may (but shall not be required to), and at the direction of the holders of a majority in aggregate principal amount of the outstanding 2029 Secured Notes shall, without notice to (except as required under the Indenture or under any applicable law) or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantors for the Secured Obligations, or any other agreement now or hereafter existing between any of the Notes Secured Parties and any Grantor.

(b)           It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each Lease and each of its other contracts, agreements and licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Notes Collateral Agent nor any of the other Notes Secured Parties shall have any obligation or liability under any Lease, contract, agreement or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Notes Collateral Agent or any of the other Notes Secured Parties of any payment relating to any Lease, contract, agreement or license pursuant hereto. Neither the Notes Collateral Agent nor any of the other Notes Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Lease, contract, agreement or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Lease, contract, agreement or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)           Subject to any Applicable Intercreditor Agreement, with respect to Accounts and Leases, in each case not subject to any Securitization Transaction or Like-Kind Exchange, the Notes Collateral Agent may, at any time after an Event of Default shall have occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors, parties to Leases and other Persons obligated on the Collateral that the Notes Collateral Agent has a security interest therein, and that payments shall be made directly to the Notes Collateral Agent, for the benefit of the Notes Secured Parties. Subject to any Applicable Intercreditor Agreement, upon the request of the Notes Collateral Agent at any time after an Event of Default shall have occurred and be continuing, each Grantor shall so notify Account Debtors and other Persons obligated on such Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on such Collateral and while any Event of Default exists and is continuing, no Grantor shall give any contrary instructions to such Account Debtor or other Person without the Notes Collateral Agent’s prior written consent.

SECTION 14.         Patent, Trademark and Copyright Collateral. (a) Each Grantor represents and warrants to the Notes Collateral Agent and the other Notes Secured Parties that (i) as of the date hereof, such Grantor does not have any ownership interest in, or title to, any material issued or applied-for U.S. patents, registered or applied-for U.S. trademarks or registered U.S. copyrights (collectively, “Registered Intellectual Property”) except as set forth in Schedule III hereto, and (ii) this Agreement, together with the filing of the financing statements referred to in Section 3(f) of this Agreement, the recording of the Intellectual Property Security Agreement with the USPTO and the USCO, and subsequent filings for any hereafter acquired Registered Intellectual Property are, to the extent that a valid, perfected and continuing Lien in patents, trademarks and copyrights, as applicable, can be created upon filing and recording documents of such type and nature, effective to create valid, perfected, first priority (subject to Permitted Liens) and continuing Liens in favor of the Notes Collateral Agent on such material Registered Intellectual Property.

(b)           Each Grantor shall notify the Notes Collateral Agent within a reasonable amount of time if it knows that any application or registration relating to any material Registered Intellectual Property (now or hereafter existing) owned or licensed by such Grantor will become abandoned or dedicated, or of any material and adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the USCO, or any court) regarding such Grantor’s ownership of any material Registered Intellectual Property, its right to register the same, or to keep and maintain the same.

(c)           If, before the Discharge of the Indenture Obligations, any Grantor shall obtain ownership of any additional Registered Intellectual Property (except to the extent any application for a trademark is excluded from the definition of “Collateral” under subclause (d) of Section 2 of this Agreement or otherwise is an Excluded Asset), with respect to goods sold in such Grantor’s business, the Notes Collateral Agent shall have a Lien in, and the provisions of Section 2 shall automatically apply to, such Registered Intellectual Property, and such Grantor shall give to the Notes Collateral Agent written notice of such ownership on or reasonably promptly after the date written notice of such ownership is delivered to the Credit Agreement Agent pursuant to the applicable First Lien Documents (such date, or any later date as any Applicable Agent may agree, the “IP Notice Date”) in which such Grantor obtains ownership of such patent, trademark, or copyright. This Section 14(c) shall not apply to any Collateral which is owned by others and licensed to any Grantor.

(d)           Each Grantor authorizes the Notes Collateral Agent to modify this Agreement by amending Schedule III to include any additional Registered Intellectual Property (other than any “intent-to-use” United States of America based trademark or service mark application, until such time that a statement of use has been filed with the USPTO for such application) owned by such Grantor and not included in Schedule III on or reasonably promptly after the IP Notice Date. The Notes Collateral Agent shall provide notice to the Grantors of any amendment or modification to be effected pursuant to this Section. For the avoidance of doubt, the Notes Collateral Agent shall have no obligation to take any action permitted pursuant to this Section 14(d), or to determine when modification or filing as permitted by this Section 14(d) may be required.

(e)           On or reasonably promptly after the IP Notice Date, each Grantor shall sign and file or record with the USPTO or USCO (with a copy delivered to the Notes Collateral Agent) one or more intellectual property security agreements, or supplements or amendments thereto, with respect to any Registered Intellectual Property (other than any “intent-to-use” United States of America based trademark or service mark application, until such time that a statement of use has been filed with the USPTO for such application) acquired after the date hereof and which is Collateral, solely to the extent that such Collateral is not covered by any previous intellectual property security agreement or supplement or amendment thereto so signed and delivered by it.

(f)            Each Grantor shall take all commercially reasonable actions to maintain and protect each item of Registered Intellectual Property that is material to the business of the Company, taken as a whole, unless such Grantor shall determine that such item of Registered Intellectual Property is not material to the conduct of its business.

(g)           In the event that any Grantor has knowledge of any material Registered Intellectual Property constituting Collateral being infringed upon or diluted by a third party, such Grantor shall, to the extent such Grantor deems commercially reasonable, take actions to protect such material Registered Intellectual Property.

SECTION 15.         Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default shall have occurred and be continuing, each Grantor (i) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the rights and remedies of the Notes Collateral Agent or the other Notes Secured Parties under this Agreement or any other Indenture Document and (ii) shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Indenture Documents; provided that such Grantor shall deliver and pledge to the Applicable Agent any such dividends or distributions that would constitute Pledged Equity to the extent required hereunder.

(b)           Upon the occurrence and during the continuance of an Event of Default, subject to any Applicable Intercreditor Agreement, all rights of each Grantor (i) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon written notice to such Grantor by the Notes Collateral Agent, cease and (ii) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Applicable Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

SECTION 16.         Indemnification. In any suit, proceeding or action brought by the Notes Collateral Agent or any of the other Notes Secured Parties relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor jointly and severally agrees to save, indemnify and keep the Notes Collateral Agent and the other Notes Secured Parties harmless from and against all expense (including reasonable and documented attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of the Notes Collateral Agent or any of the other Notes Secured Parties, to the extent such expense, loss, or damage is attributable to the gross negligence, bad faith or willful misconduct of the Notes Collateral Agent or such other Notes Secured Party. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against the Notes Collateral Agent or any of the other Notes Secured Parties.

SECTION 17.         Limitation on Liens on Collateral. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary (i) to defend title to the Collateral owned by it against all Persons claiming an interest therein (other than with respect to Permitted Liens) that is adverse to the interests hereunder of the Notes Collateral Agent or other Notes Secured Party, except with respect to Collateral that such Grantor determines in its reasonable business judgment is immaterial or no longer necessary or beneficial to the conduct of the business, taken as a whole and (ii) to defend the Security Interest of the Notes Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

SECTION 18.         Extensions. The Notes Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that (x) such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents or (y) such an extension is otherwise reasonably appropriate. To the extent that the Applicable Agent grants any extension of time of the nature referred to in this Section 18, such an extension shall be deemed also to apply to the corresponding time period in this Agreement.

SECTION 19.         Remedies; Rights Upon Default. (a) In addition to all other rights and remedies granted to it under this Agreement, the Indenture, the other Indenture Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations or pursuant to any other applicable law, if any Event of Default shall have occurred and be continuing, subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent may, but shall not be required to, exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that, if any Event of Default shall have occurred and be continuing, subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on the Notes Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Indenture Obligations until the Notes Collateral Agent or the other Notes Secured Parties receive payment, and if the buyer defaults in payment, subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent may resell the Collateral without further notice to any Grantor. Subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent or any of the other Notes Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Notes Collateral Agent and the other Notes Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Subject to any Applicable Intercreditor Agreement, such sales may be adjourned and continued from time to time with or without notice. Subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent shall have the right to conduct such sales on premises of any Grantor or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as the Notes Collateral Agent deems necessary or advisable.

(b)           Each Grantor further agrees, subject to any Applicable Intercreditor Agreement, at the Notes Collateral Agent’s request following the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Notes Collateral Agent at a place or places designated by the Notes Collateral Agent which are reasonably convenient to the Notes Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until the Notes Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Notes Collateral Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Notes Collateral Agent. The Notes Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of the Notes Collateral Agent or marshal any Collateral for the benefit of any Person. In the event the Notes Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives (i) any demand for possession prior to the commencement of any suit or action to recover the Collateral and (ii) any requirement that the Notes Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment. Subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Notes Collateral Agent’s remedies (for the benefit of the Notes Collateral Agent and the other Notes Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Subject to any Applicable Intercreditor Agreement, the Notes Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations first to all expenses of collection, recovery, receipt, appropriation, realization or sale, including reasonable attorneys’ fees, and then as provided in the Indenture, and only after so paying over such net proceeds, and after the payment by the Notes Collateral Agent of any other amount required by any provision of law, need the Notes Collateral Agent account for the surplus, if any, to the applicable Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Notes Collateral Agent or any of the other Notes Secured Parties arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence, bad faith or willful misconduct of the Notes Collateral Agent or such Notes Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that 10 days’ prior notice by the Notes Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable, jointly and severally with the other Grantors, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees or other expenses (to the extent provided for herein or in the other Indenture Documents) incurred by the Notes Collateral Agent or any of the other Notes Secured Parties to collect such deficiency.

(c)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(d)           To the extent that applicable law imposes duties on the Notes Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Notes Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Notes Collateral Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Notes Collateral Agent against risks of loss, collection or disposition of the Collateral or to provide to the Notes Collateral Agent a guaranteed return from the collection or disposition of the Collateral, (xii) to dispose of Leases, Inventory and related Collateral in one or more portfolio sales or in individual sale transactions, or (xiii) to the extent deemed appropriate by the Notes Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Notes Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 19(d) is to provide non-exhaustive indications of what actions or omissions by the Notes Collateral Agent would not be commercially unreasonable in the Notes Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Notes Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 19(d). Without limitation upon the foregoing, nothing contained in this Section 19(d) shall be construed to grant any rights to any Grantor or to impose any duties on the Notes Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 19(d).

SECTION 20.         Grant of License to Use Proprietary Rights. Solely for the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under Section 19 hereof (including, without limiting the terms of Section 19 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral), effective solely upon the occurrence and during the continuance of an Event of Default and, subject to any Applicable Intercreditor Agreement, exercisable at such time as the Notes Collateral Agent shall be otherwise lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Notes Collateral Agent, to the extent such Grantor has the right to grant such right or access without additional payment or obligation, for the benefit of the Notes Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Solely with respect to Proprietary Rights in or to trademarks or service marks and trade dress, the license granted under this Section 20 shall be made subject to reasonable quality control obligations reasonably required to maintain the validity and enforceability of such trademarks, service marks or trade dress, as applicable.

SECTION 21.         Limitation on the Notes Collateral Agent’s and the Other Notes Secured Parties’ Duty in Respect of Collateral. The Notes Collateral Agent and each other Notes Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Notes Collateral Agent nor any of the other Notes Secured Parties shall have any other duty as to any Collateral in its possession or control or in the possession or control of the Notes Collateral Agent or nominee of the Notes Collateral Agent or such other Notes Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 22.         Intercreditor Relations. Notwithstanding anything herein to the contrary, (a) the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, acknowledges that the exercise of certain of the Notes Collateral Agent’s rights and remedies hereunder are subject to the provisions of any Applicable Intercreditor Agreement and (b) prior to the Discharge of the ABL Obligations (as such terms are defined in any Applicable Intercreditor Agreement), any obligation hereunder to physically deliver any Collateral to the Notes Collateral Agent shall be deemed satisfied by the delivery to the Applicable Agent, acting as gratuitous bailee for the Notes Collateral Agent in accordance with any Applicable Intercreditor Agreement. The failure of the Notes Collateral Agent or any other Notes Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of any Applicable Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of any Applicable Intercreditor Agreement and this Agreement regarding the relative interests of the ABL Collateral Agent (as such term is defined in any Applicable Intercreditor Agreement), the Notes Collateral Agent, any other First Lien Agent, the Second Lien Collateral Agent and any other agent party to an Applicable Intercreditor Agreement, in the Collateral, the terms of the Applicable Intercreditor Agreement shall govern and control.

SECTION 23.         Miscellaneous.

(a)           Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)           Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it (i) if to any Grantor, addressed to it in care of the Company at 100 First Stamford Place, Suite 700, Stamford, CT 06902 and (ii) if to the Trustee or the Notes Collateral Agent, addressed to Truist Bank, Corporate Trust & Escrow Services, Attn: Patrick Giordano – VP Client Manager: United Rentals, at 2713 Forest Hills Rd, Building #2 – 2nd Floor, Wilson, North Carolina 27893. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture.

(c)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)           No Waiver; Cumulative Remedies; Amendments and Additional Grantors.

(i)            Neither the Notes Collateral Agent nor any of the other Notes Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Notes Collateral Agent and then only to the extent therein set forth. A waiver by the Notes Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Notes Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Notes Collateral Agent or any of the other Notes Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(ii)           Except as otherwise expressly specified herein or in any Applicable Intercreditor Agreement, none of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Notes Collateral Agent and the Grantors.

(iii)          Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Indenture Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Indenture Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

(e)           Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f)            Enforcement Expenses; Indemnification.

(i)            Each Grantor agrees to pay or reimburse each Notes Secured Party for all its reasonable costs and expenses incurred in collecting against such Grantor under the guarantee contained in or related to the relevant Indenture Document or otherwise enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Notes Secured Party, in each case, subject to and in accordance with the relevant Indenture Document.

(ii)           Each Grantor agrees to indemnify, defend and save and hold harmless the Notes Collateral Agent and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay promptly after demand therefor, any and all claims, damages (excluding any special, punitive, indirect or consequential damages), losses, liabilities and out-of-pocket expenses (including, without limitation, expenses and reasonable fees of external counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case, arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

(iii)          Each Grantor will, promptly after demand therefor, pay to the Notes Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including, without limitation, the reasonable and documented out-of-pocket fees and expenses for counsel and of any experts and agents, that they may incur in connection with (i) the negotiation and administration of this Agreement (including, without limitation, reasonable and documented out-of-pocket fees and expenses for counsel), or (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, or (iii) the exercise or enforcement of any of the rights of the Notes Collateral Agent or the other Notes Secured Parties hereunder.

(iv)          Each Grantor agrees to pay, and to save the Notes Collateral Agent and the other Notes Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(v)           The agreements in this clause (f) shall survive the Discharge of the Indenture Obligations.

SECTION 24.         Termination of this Agreement; Releases.

(i)            Subject to Section 23(a), this Agreement and all security interests and Liens granted hereby shall automatically terminate and be released upon the Discharge of the Indenture Obligations.

(ii)           To the extent provided in Section 2.04 of the Pari Passu Intercreditor Agreement, Liens on certain Collateral created under this Agreement may automatically terminate and be released and all rights of the Notes Collateral Agent and the Notes Secured Parties to such Collateral shall automatically be terminated and discharged, in each case without further actions by a Person. Upon any such termination, the Notes Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination; provided that the Company shall deliver to the Notes Collateral Agent an Officers’ Certificate stating that such release is in compliance with the Pari Passu Intercreditor Agreement.

(iii)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by any applicable Indenture Documents, to any Person other than the Company or any other Grantor, then the Liens created hereby on such Collateral shall automatically terminate and be released without further actions by any Person. In connection therewith, the Notes Collateral Agent, at the request and sole expense of such Grantor, and upon receipt from such Grantor of an Officers’ Certificate describing the Collateral, the conditions of such termination and release and compliance with the applicable Notes Documents, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such termination and release. A Grantor shall be automatically released from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction not prohibited by any applicable Indenture Documents and the Liens on the applicable Collateral pledged by such Grantor hereunder shall be automatically released, in each case without any further actions by any Person; provided that the Company shall deliver to the Notes Collateral Agent an Officers’ Certificate identifying the relevant Grantor and stating that such transaction is not prohibited by the Indenture Documents.

(iv)          Upon any Collateral being or becoming an Excluded Asset, the Lien created hereby on such Collateral shall automatically terminate and be released without further actions by any Person. In connection therewith, the Notes Collateral Agent, at the request and sole expense of the applicable Grantor, and upon receipt from such Grantor of an Officer’s Certificate describing such Collateral, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such termination and release.

(v)           To the extent provided in the Indenture, including in Section 14.04 thereof, the Lien on all or part of the Collateral created under this Agreement that secures the Indenture Obligations shall automatically terminate and be released and all rights of the Trustee and the Notes Secured Parties to the Collateral shall automatically revert to the applicable Grantor, in each case, without further actions by any Person. Upon any such termination and release, the Trustee and the Notes Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and release; provided that the Company shall deliver to the Notes Collateral Agent an Officers’ Certificate stating that such transaction is not prohibited by the Indenture Documents.

(vi)          Any execution and delivery of documents pursuant to this clause (g) shall be without recourse to or warranty by the Notes Collateral Agent.

(b)           Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon and inure to the benefit of the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights, remedies and obligations of the Notes Collateral Agent hereunder, inure to the benefit of and be binding upon the Notes Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Notes Collateral Agent, for the benefit of the Notes Secured Parties, hereunder. Except as expressly permitted by the terms of the Indenture, no Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

(c)           Counterparts. This Agreement may be executed in any number of counterparts, and by the Notes Collateral Agent and each of the Grantors hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Notes Collateral Agent may require that any such documents and signatures be confirmed by a manually signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to this Agreement shall be deemed to include electronic signatures, contract formations on electronic platforms approved by the Notes Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Notes Collateral Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Notes Collateral Agent pursuant to procedures approved by it

(d)           Governing Law.

(i)            THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT TO THE EXTENT THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(ii)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTORS AND THE NOTES COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS AND THE NOTES COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (x) THE NOTES COLLATERAL AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR OR ANY PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE NOTES COLLATERAL AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (y) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(iii)          SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS NAME ON ITS SIGNATURE PAGE or to such other address as the company may designate for itself by notice to the NOTES Collateral Agent AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE NOTES COLLATERAL AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(e)           Waiver of Jury Trial. THE GRANTORS AND THE NOTES COLLATERAL AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER INDENTURE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY NOTES COLLATERAL AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS AND THE NOTES COLLATERAL AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER INDENTURE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS.

(f)            Intercreditor Agreements. REFERENCE IS HEREBY MADE TO EACH APPLICABLE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, (I) THE LIENS AND SECURITY INTERESTS GRANTED PURSUANT TO THIS AGREEMENT ARE EXPRESSLY SUBJECT TO THE LIENS AND SECURITY INTERESTS GRANTED PURSUANT TO THE CREDIT DOCUMENTS (AS SUCH TERM IS DEFINED IN THE PARI PASSU INTERCREDITOR AGREEMENT) IN RESPECT OF THE ABL CREDIT AGREEMENT AND (II) THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER IS SUBJECT TO THE LIMITATIONS AND PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT SHALL GOVERN. THE NOTES COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF EACH OF THE NOTES SECURED PARTIES, HEREBY AGREES THAT ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, NO GRANTOR SHALL BE REQUIRED TO ACT OR REFRAIN FROM ACTING IN A MANNER THAT IS INCONSISTENT WITH THE TERMS AND PROVISIONS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT. WITHOUT LIMITATION OF THE FOREGOING AND IN ANY EVENT, NO GRANTOR SHALL BE REQUIRED TO TAKE ANY ACTION HEREUNDER IF TAKING OF SUCH ACTION (X) WOULD BE INCONSISTENT WITH THE TERMS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT OR (Y) WOULD IMPAIR THE ABILITY OF THE NOTES COLLATERAL AGENT TO PERFECT OR ENFORCE ITS INTEREST IN ANY COLLATERAL OR TO OBTAIN POSSESSION OR CONTROL (WITHIN THE MEANING OF THE UCC) OF ANY COLLATERAL IN ORDER TO ASSURE THE LIEN THEREIN OF THE NOTES COLLATERAL AGENT OR THE NOTES SECURED PARTIES AGAINST ANY OTHER PERSON.

(g)           Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(h)           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(i)            Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 23(j) and Section 23(k), with its counsel.

(j)            Benefit of the Notes Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Notes Secured Parties and, subject to any Applicable Intercreditor Agreement, all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Indenture and the other Indenture Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President, Treasurer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President, Treasurer

UNITED RENTALS (DELAWARE), INC.

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice President, Treasurer

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President, Treasurer

UNITED RENTALS REALTY, LLC

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President, Treasurer

[SIGNATURE PAGE TO NOTES SECURITY AGREEMENT]

NOTES COLLATERAL AGENT:

TRUIST BANK, as Notes Collateral Agent

By:	/s/ Cristina G. Rhodebeck
	Name:	Cristina G. Rhodebeck
	Title:	Senior Vice President

TRUSTEE:

TRUIST BANK, as Trustee

By:	/s/ Cristina G. Rhodebeck
	Name:	Cristina G. Rhodebeck
	Title:	Senior Vice President

[SIGNATURE PAGE TO NOTES SECURITY AGREEMENT]